Milwaukee Air Travel – A Clearer Picture

March  20,  2007

Exhibit (a)(21)

Contents

AirTran’s route plan is based on flawed data and assumptions.

AirTran’s claims of lower fares are overstated.

Impact of an AirTran takeover:

On your company’s business travel

On your flying experience

On the Milwaukee community

Midwest is executing a sound, achievable strategic plan that benefits
Milwaukee businesses, travelers, shareholders and the community.

AirTran’s Route Plan is Flawed

Overly broad geographic definition of Milwaukee
market distorts the opportunity for growth.

Unrealistic market selection and traffic
assumptions.

History of unfulfilled promises of growth in various
markets, including Milwaukee.

Overly Broad Geographic Definition

 of Milwaukee Distorts Plan

AirTran’s route plan assumes a large radius of
travelers around Milwaukee that includes a substantial
population near O’Hare. These northern Illinois
residents already have access to more than 1,600 daily
flights and 172,000 daily seats to approximately 190
destinations from both Chicago airports.

Overly Broad Geographic Definition

 of Milwaukee Distorts Plan

Source:  US Department of Transportation Data compiled using APGDat.

AirTran’s Market Selection and

Traffic Assumptions Are Unrealistic

24 of AirTran’s proposed Milwaukee markets are
smaller than its smallest year-round domestic market
from Atlanta.

25 of the markets Midwest serves from Milwaukee are
smaller than the smallest domestic market AirTran
serves year-round from Atlanta.

AirTran has no record of successfully serving markets
of this size.

AirTran’s Market Selection and

Traffic Assumptions Are Unrealistic

AirTran proposes to offer huge numbers of seats on lightly
traveled routes.

Milwaukee-Richmond currently has 25 daily
passengers; AirTran proposes 350 daily seats

Milwaukee-Rochester, NY currently has 18 daily
passengers; AirTran proposes 234 daily seats

See more examples on next page

Even with substantial marketing stimulation and new
connecting traffic, these routes have no hope of returning a profit and are unsustainable.

AirTran’s Market Selection and

Traffic Assumptions Are Unrealistic

Proposed AirTran Seats

Actual Milwaukee Demand*

Seats Exceed Actual Demand By

Akron/Canton

100

2.55

3822%

Buffalo

100

12.33

711%

Detroit

585

103.15

467%

Houston Hobby

351

15.39

2181%

Montreal

351

11.70

2900%

Richmond

351

25.19

1293%

Rochester

234

18.30

1179%

Salt Lake City

274

44.29

519%

San Juan

137

10.84

1164%

Sarasota

117

17.76

559%

Vancouver

137

9.48

1345%

Wichita

100

8.81

1035%

White Plains

351

6.01

5740%

Total

3188

286

1015%

*Average one-way daily passengers for 12 months ended 3Q 2006.

Source:  US Department of Transportation Data compiled using APGDat.

History of Unfulfilled Promises

Results in Inconsistent Air Service

AirTran’s past promises of growth have often not materialized.

Promised Dallas/Ft. Worth mini-hub with 30 daily flights;
currently eight daily flights to two destinations

AirTran has entered then exited markets from Milwaukee
several times after carrying few passengers

See more examples on next page

Since 2004, AirTran has exited 29 markets.

9

History of Unfulfilled Promises

Results in Inconsistent Air Service

8

Cities

26

32

Departures

Chicago

Midway

5

9

Cities

18

21

Departures

Philadelphia

3

5

Cities

8

17

Departures

Dallas/
Ft. Worth

3

4

Cities

6

13

Departures

Pittsburgh

2

3

Cities

7

16

Departures

Washington

Dulles

March 2007

Peak

City

Based on our experience serving Milwaukee, we

believe AirTran’s promises of

increased service, low fares, more jobs

and increased economic opportunity

all hinge on the success of a plan

that is economically irresponsible

and will ultimately fail.

AirTran’s Claims of Lower Fares Are Overstated

AirTran’s Atlanta base
is the 9th most
expensive airport in
the United States.

Midwest’s hubs benefit
from lower fares and
award-winning service.

Rank

City

Average
Fare

1

Cincinnati, OH

$301

2

San Francisco, CA

$251

3

Charleston, SC

$231

4

Memphis, TN

$227

5

Greensboro/High Point, NC

$219

6

Washington, DC

$210

7

Charlotte, NC

$207

8

Savannah, GA

$204

9

Atlanta, GA

$203

10

Los Angeles, CA

$202

34

Milwaukee, WI

$171

44

Chicago, IL

$164

48

Kansas City, MO

$159

Domestic Airline Fares Consumer Report

December 2006, US Department of Transportation

AirTran’s Claims of Lower Fares Are Overstated

Milwaukee travelers
currently pay LESS than
Atlanta travelers to fly to
many popular destinations.

Milwaukee

Atlanta

One Way Fare From

To

% Difference

Las Vegas

Orlando

Tampa

Ft. Lauderdale

Ft. Myers

New York LGA

Newark

Washington DCA

Baltimore

Philadelphia

Boston

Dallas/Ft. Worth

Denver

San Francisco

Los Angeles

Phoenix

$125

$98

$114

$106

$107

$158

$150

$131

$105

$129

$149

$149

$128

$154

$155

$136

$163

$131

$141

$119

$117

$136

$142

$138

$125

$135

$141

$148

$155

$201

$191

$220

-30%

-34%

-24%

-12%

  -9%

14%

   5%

  -5%

-19%

  -5%

   5%

   1%

-21%

-31%

-23%

-62%

Source:  US Department of Transportation Data compiled using APGDat.

Impact of an AirTran Takeover
on Your Company’s Business Travel

Midwest Airlines is a uniquely business-friendly
airline. AirTran’s business model does not include
many of the services Midwest offers businesses.

Corporate agreements for large companies

Best Care Business for smaller companies

Dedicated national sales team

Support desk for corporate travel agents

Impact of an AirTran Takeover
on Your Flying Experience

Many Midwest amenities are not part of AirTran’s business
model.

Signature Service, with 2x2 seating throughout the cabin

Best Care Club

Best Care Cuisine and baked-onboard chocolate chip cookies
(AirTran’s aircraft don’t have ovens)

Your hometown airline replaced by a “lowest common
denominator” approach to travel.

Impact of an AirTran Takeover
on the Milwaukee Community

Loss of economic impact of a strong national company
headquartered in Milwaukee.

Elimination of a civic asset used to promote Milwaukee.

Likely diminished philanthropic support of community
and charitable organizations.

Midwest’s Strategic Plan Is Better for Milwaukee

Sound, achievable and well under way.

Adds 21% capacity in 2007, and an average of more than 10%
annually in 2008 and 2009.

Continues to grow Milwaukee service, adding new destinations, flights and jobs.

Follows return to profitability in 2006 and improves profitability moving forward.

Key performance statistics, including load factor and unit
revenue, increasing while similar measures are declining at
AirTran.

Midwest’s Strategic Plan Is Better for Milwaukee

Already announced a 10% increase in Milwaukee service
in 2007, with more to come.

Launched nonstop service to Duluth/Superior March 4

Announced nonstop service to Raleigh/Durham beginning
June 1 and nonstop service to Seattle/
Tacoma beginning June 18

Improved frequency in five nonstop markets and upgraded
aircraft in eight nonstop markets

Improved seasonal service in two additional markets

Our 23-Year Commitment to Milwaukee

is Stronger Than Ever

Let us know what we can do to better serve you
and your business.

What you can do to help

Share this information with your business associates

Continue to book and fly Midwest Airlines with
confidence

Notice Regarding Forward-Looking Statements

Statements in this presentation that are not historical are “forward-looking statements.”
These forward-looking statements may state Midwest Air Group’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,”
“anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that our actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer and the risk factors described in “Item 1A. Risk Factors” in Midwest Air Group’s Annual Report on Form 10-K for
the year ended December 31, 2006.

Important Additional Information

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the
“Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer, which sets forth the reasons for the board’s recommendation and related information. Midwest shareholders should read the Schedule 14D-9 (including all amendments to the 14D-9), which has been filed with the Securities and Exchange Commission, because these documents contain important information. The Schedule 14D-9, all amendments thereto and other public filings made by Midwest with the SEC are available without charge from the
SEC’s Web site, sec.gov, and from Midwest at midwestairlines.com.